EXHIBIT (15)

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS








               Securities and Exchange Commission
               450 Fifth Street, N.W.
               Washington, D.C. 20549


               Dear Sirs:

               We are aware that Nalco Chemical Company has included our report dated July 22, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 333-50469, 33-57363, 33-53111, 33-993 and 2-97721) and Form
               S-8 (Nos. 333-06955,  333-06963,  33-54377,  33-38033,  33-38032,
               33-29149, 2-97721, 2-97131 and 2-82642). We are also aware of our responsibilities under the Securities Act of 1933.


               Yours very truly,



               PricewaterhouseCoopers LLP



               By:  Robert R. Ross
                         Engagement Partner



               August 13, 1998
               Chicago, Illinois